UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 22, 2010

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2010, SCOLR Pharma, Inc., a Delaware corporation (the “Company”), notified the NYSE Amex Exchange (the “Exchange”) of the Company’s intent to file a Form 25 with the Securities and Exchange Commission (the “Commission”) to effect the voluntary withdrawal of the Company’s common stock from listing on the Exchange. The Company plans to file the Form 25 with the Commission on or about January 3, 2011. The Company expects that its common stock will cease trading on the Exchange upon the effectiveness of its withdrawal from listing, which will occur ten calendar days following filing of the Form 25. The Company anticipates that its common stock will begin quotation on the OTC Bulletin Board thereafter.

The Company is voluntarily withdrawing its common stock from registration and listing on the Exchange because it has determined that it cannot reasonably expect to regain compliance with the Exchange’s continued listing standards by December 27, 2010, the date of expiration of a compliance extension period afforded by the Exchange. The Company believes that voluntary withdrawal will provide a more orderly transition of trading in the Company’s common stock to the OTC Bulletin Board or similar quotation service, and anticipates that its common stock will begin quotation on the OTC Bulletin Board after the effectiveness of withdrawal of the Company’s common stock from listing on the Exchange.

As previously disclosed, the Company was notified by the Exchange that (i) it was not in compliance with Section 1003(a)(iii) of the NYSE Amex Company Guide (the “Company Guide”) because it had stockholders’ equity of less than $6 million and losses from continuing operations and net losses in its five most recent fiscal years; and (ii) that it did not meet the continued listing standard set forth in Section 1003(a)(ii) of the Company Guide because it had stockholders’ equity of less than $4 million and losses from continuing operations and net losses in three of its four most recent fiscal years.

The Company was also notified that it did not meet the continued listing standard set forth in Section 1003(a)(iv) of the Company Guide because the Company had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable as to whether the Company would be able to continue operations and/or meet its obligations as they mature. On April 13, 2010, the Company received notice from the Exchange that the Company had resolved the continued listing deficiency with respect to Section 1003(a)(iv) of the Company Guide.

As permitted by Exchange rules, the Company submitted a plan of compliance on July 28, 2009, that, together with subsequent supplements advises the Exchange of action the Company had taken and intends to take to regain compliance with the continued listing standards. The Exchange accepted this plan of Compliance and granted the Company an extension period within which to regain compliance. The extension period is scheduled to expire on December 27, 2010.

On December 22, 2010, the Company issued a press release announcing that it had notified the Exchange of its intent to withdraw from listing on the Exchange. The full text of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements: This current report on Form 8-K contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated timing of effectiveness of the delisting of the Company’s common stock from the NYSE Amex Exchange, the anticipated quotation of such common stock on the OTC Bulletin Board and the orderliness and timing of the transition of trading in such common stock. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s failure or the failure of others to timely comply with applicable rules of the NYSE

Amex Exchange, the Securities and Exchange Commission, the OTC Bulletin Board or the Financial Industry Regulatory Authority (FINRA). For example, we must rely on market makers to submit an application to permit quotation of our common stock on the OTC Bulletin Board. If such application is not accepted, or is not timely filed, our efforts to transition the trading of our common stock on the OTC Bulletin Board may be delayed or unsuccessful. Additional assumptions, risks and uncertainties related to our business are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual result or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 22, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

December 22, 2010	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Chief Financial Officer